EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2003 relating to the financial statements and financial statement schedules of Digital Insight Corporation, which appear in Digital Insight Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/  PRICEWATERHOUSECOOPERS LLP

Century City, California
April 21, 2003